UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 15, 2023

GAN Limited

(Exact name of registrant as specified in its charter)

Bermuda	001-39274	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

400 Spectrum Center Drive

Suite 1900

Irvine, CA 92618

(Address of principal executive offices, including ZIP code)

(833) 565-0550

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.01	GAN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into Material Definitive Agreement.

On December 15, 2023, GAN Limited, a Bermuda exempted company limited by shares (the “Company”), entered into an Amendment to Agreement and Plan of Merger (the “Amendment”) with SEGA SAMMY CREATION INC., a Japanese corporation (“Parent”), and Arc Bermuda Limited, a Bermuda exempted company limited by shares and a wholly-owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are affiliates of SEGA SAMMY HOLDINGS, INC.

The Amendment relates to the Agreement and Plan of Merger dated November 7, 2023 (the “Merger Agreement”) among Parent, Merger Sub and the Company, pursuant to which, subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will be merged with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent (the “Merger”).

The Amendment revises Section 3.2(d) of the Merger Agreement to correct the definition of the “Requisite Shareholder Approval” for GAN’s stockholders to approve the Merger Agreement and the Merger. The Amendment provides that the Requisite Shareholder Approval is a simple majority of the votes cast at a shareholders meeting in which at least two persons holding or representing by proxy more than fifty percent of the voting power represented by the Company’s issued ordinary shares. Except for the revision to Section 3.2(d), all of the remaining terms and conditions of the Merger Agreement remain unchanged.

A copy of the Amendment is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment.

Important Additional Information:

In connection with the proposed transaction, the Company will file with the U.S. Securities and Exchange Commission (“SEC”) a proxy statement and other relevant documents concerning the Merger. The proxy statement and other materials filed with the SEC will contain important information regarding the Merger, including, among other things, the recommendation of the Company’s Board of Directors with respect to the Merger. SHAREHOLDERS ARE ENCOURAGED TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS THAT THE COMPANY FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND RELATED MATTERS. You will be able to obtain the proxy statement, as well as other filings containing information about the Company, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and other filings made by the Company with the SEC can also be obtained, free of charge, by directing a request to GAN Limited, 400 Spectrum Centre Drive, Suite 1900, Irvine, CA 92618, Attention: Corporate Secretary.

The Company and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the Merger. Information regarding the Company’s directors and executive officers, including their ownership of the Company’s ordinary shares, is available in the Company’s definitive proxy statement on Schedule 14A, which was filed with the SEC on April 28, 2023. If and to the extent that any of the Company and its directors and executive officers and other persons who may be deemed participants in the solicitation of proxies in respect of the Merger will have any interest in the Merger or receive any additional benefits in connection with the Merger a description of any such interest and benefits, by security holdings or otherwise, will be described in the definitive proxy statement relating to the Merger and other relevant documents concerning the Merger that will be filed by the Company with GAN. As described above, these documents will be available free of charge at the SEC’s website or by directing a written request to the Company. The Company’s shareholders can obtain more information regarding the interests and benefits of the Company’s directors and executive officers in the Merger by reading such definitive proxy statement and other relevant documents when they becomes available.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

2.1	Amendment to Agreement and Plan of Merger dated December 15, 2023 among SEGA SAMMY CREATION INC., Inc., Arc Bermuda Limited and the Company.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2023	GAN Limited

/s/ Seamus McGill
Seamus McGill
Interim Chief Executive Officer

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